UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2016

NEXGEN APPLIED SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-1376316	98-0492900
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

311 Division St.

Carson City, NV 89703

(Address of principal executive offices)

INDIE GROWERS ASSOCIATION

(Former Name or Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On February 25, 2016, the Company completed a merger with Nexgen Applied Solutions Inc., a wholly owned subsidiary incorporated in the State of Nevada. This resulted in a corporate name change of the Company to “Nexgen Applied Solutions, Inc.” Additionally, the plan of merger provided for an exchange ratio of 1:100, which has the practical effect of a 1 for 100 reverse split of the Company’s common stock.  This corporate action was approved by the Company’s Board of Directors as authorized by Nevada corporate law. The corporate name change and effective 1 for 100 reverse stock split effected by the merger was effective on April 4, 2014 upon final approval by FINRA which was granted on March 31, 2016.  The Company’s new trading symbol will be “NEXG,” although it will trade under “UPOTD” for the next 20 business days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 4, 2016

Nexgen Applied Solutions Inc.

By:	/s/ Robert Coleridge
Robert Coleridge President (Principal Executive Officer)

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